Exhibit 10.4

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of June 30, 2020 (this “Agreement”), is among Sysorex, Inc., a Nevada corporation (the “Company”), Inpixon, a Nevada corporation (“Inpixon”), and Systat Software, Inc., a Delaware corporation (“Systat”). Any capitalized term used but not defined herein shall have the meaning set forth for such term in the Promissory Note Assignment and Assumption Agreement, of even date herewith, among the parties hereto (the “Assignment Agreement”).

W I T N E S S E T H:

WHEREAS, in accordance with the terms of the Assignment Agreement, Inpixon has agreed to assign to Systat, and the Company has acknowledged and consented to the assignment to Systat of, the Partitioned Notes as partial consideration for the Licensed Rights, in such increments and on such dates as are specified in the Assignment Agreement.

WHEREAS, pursuant to the License Agreement, Inpixon has a right to offset the amount of any indemnification obligation of Systat to Inpixon arising thereunder (the “Indemnification Amount”), on a dollar for dollar basis, against the principal amount of any Partitioned Notes not yet assigned, transferred and conveyed to Systat pursuant to the Assignment Agreement, which right, to the extent exercised, would reinstate a payment obligation of the Company to Inpixon under the Original Note in an amount equal to the Indemnification Amount, and concurrently reduce the amount owed by the Company to Systat under the Partitioned Notes by an amount equal to the Indemnification Amount (the “Offset Right”).

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Inpixon agrees that, to the extent any of the Partitioned Notes have not yet been assigned, transferred and conveyed by Inpixon to Systat pursuant to the Assignment Agreement, and to the extent that Inpixon has not exercised the Offset Right, such that there remain obligations of the Company to Inpixon under the Original Note, the Company’s obligation to make any payment to Inpixon pursuant to the Original Note, including any costs and expenses (including, without limitation, reasonable attorneys’ fees) due thereunder (collectively, the “Original Note Obligations”), shall be subordinate and junior to the Company’s obligation to make any payment to Systat under the Partitioned Notes, including any costs and expenses (including, without limitation, reasonable attorneys’ fees) due thereunder (collectively, the “Partitioned Note Obligations”). So that the Partitioned Note Obligations shall be paid indefeasibly in full prior to payment of any Original Note Obligations, any payments that are received by Inpixon from the Company in respect of the Original Note Obligations, at any time while any Partitioned Note Obligations remain outstanding, shall be deemed to have been received by Inpixon for the benefit of Systat and Inpixon hereby agrees to hold any such payment in trust for the benefit of Systat and promptly transmit any such payment by wire or other electronic bank transfer to Systat in accordance with Systat’s written instructions, for application to the Partitioned Note Obligations.

2. All proceeds of Collateral (as defined in the Original Note) shall be distributed in accordance with the following order of priority, to the extent permitted by applicable law: (1) first, to indefeasibly pay in full any obligations that the Company may have to the holder of a duly perfected lien on the Collateral whose security interest in the Collateral is senior to the security interest of Systat under the Partitioned Notes (“Senior Obligations”), (2) second, to indefeasibly pay in full the Partitioned Note Obligations; and (3) third to indefeasibly pay in full the Original Note Obligations, if any. So long as any Original Note Obligations or Partitioned Note Obligations remain outstanding, promptly following the satisfaction in full of any Senior Obligations, the Company shall notify Systat and Inpixon in writing that the Senior Obligations have been satisfied in full. Inpixon agrees that to the extent it receives rents or proceeds from the leasing, sale, liquidation, casualty or other disposition of any of the Collateral following indefeasible repayment in full of any Senior Obligations, if any Partitioned Note Obligations remain outstanding, Inpixon shall (unless otherwise restricted by applicable law) hold the same in trust for Systat and promptly pay over the same as directed in writing by Systat for application to such remaining Partitioned Note Obligations. Systat agrees that to the extent it receives rents or proceeds from the leasing, sale, liquidation, casualty or other disposition of any of the Collateral following indefeasible repayment in full of any Senior Obligations and the Partitioned Note Obligations, if any Original Note Obligations remain outstanding, Systat shall (unless otherwise restricted by applicable law) hold the same in trust for Inpixon and promptly pay over the same as directed in writing by Inpixon for application to such remaining Original Note Obligations.

3. Until all of the Partitioned Note Obligations have been paid in full and satisfied and all commitments thereunder have been terminated, Inpixon shall not, without the prior written consent of Systat, (a) take any action to accelerate payment of the Original Note Obligations or to foreclose or realize upon or enforce any of its rights with respect to the Collateral with respect to any of the Original Note Obligations, (b) contest, protest or object to any enforcement action, application of monies or proceeds or proceeding brought by Systat, or any other exercise by Systat of any rights and remedies under the Partitioned Notes, or (c) amend or otherwise modify the terms of the Original Note in any manner that materially and adversely affects Systat’s rights under this Agreement, the Assignment Agreement or the Partitioned Notes.

4. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state or federal courts sitting in San Francisco County or Santa Clara County, California. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in San Francisco County and Santa Clara County, California contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party’s registered agent for service of process and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

6. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by electronic mail:

if to Inpixon:

Inpixon

Attention: Melanie Figueroa, General Counsel.

Email Address:******

if to Systat:

Systat Software, Inc.

c/o Cranes Software International Ltd.

# 82 Presidency Building

3 & 4th Floor St. Mark’s Road

Bengaluru, India 560001

E-mail: *******

Attn: Mueed Khader

if to Sysorex:

Sysorex, Inc.

Attn: Zaman Khan

********

All such notices, demands and other communications shall be deemed to have been duly given on the business day sent (or next business day if not sent on a business day or not sent during normal business hours of the recipient) by e-mail to the designated e-mail address set forth above (or to such other e-mail address as a party may designate by written notice to the other parties), provided the sender produces a record of transmission if requested by the addressee.

7. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or other electronic transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature were the original thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement to be duly executed on the day and year first above written.

INPIXON

By:	/s/ Nadir Ali
Name: Nadir Ali
Title: Chief Executive Officer

SYSTAT SOFTWARE, INC.

By:	/s/ Tanveer A. Khader
Name: Tanveer A. Khader
Title: Vice President

SYSOREX, INC.

By:	/s/ Zaman Khan
Name: Zaman Khan
Title: Chief Executive Officer

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